EXHIBIT 5.1

Campbells
Registered Foreign Law Firm
By Email	3001-04 & 3010
30/F Gloucester Tower,
The Landmark
Blue Hat Interactive Entertainment Technology	15 Queen’s Road Central
Floor 4, Willow House,	Hong Kong

Cricket Square,
D +852
Grand Cayman, KY1-9010	T +852 3708 3000
Cayman Islands	F +852 3706 5408
E jnip@campbellslegal.com

campbellslegal.com

Our Ref:
Your Ref:
9 February 2026
CAYMAN | BVI | HONG KONG
Dear Sirs

Blue Hat Interactive Entertainment Technology

We have acted as Cayman Islands legal advisers to Blue Hat Interactive Entertainment Technology (the “Company”), a Cayman Islands exempted company, in connection with the Company’s registration and offering (the “Offering”) of (i) 10,666,666 units (the “Unit(s)”) with each Unit consisting of (A) one ordinary share, par value $0.0000001 each of the Company (“Ordinary Share(s)”), or one pre-funded warrant (“Pre-Funded Warrant(s)”) exercisable for one Ordinary Share, and (B) one warrant (“Warrant(s)”) initially exercisable for one Ordinary Share; (ii) up to 10,666,666 Ordinary Shares underlying the Pre-Funded Warrants; and (iii) up to 42,666,666 Ordinary Shares underlying the Warrants (the Ordinary Shares as referred to in (ii) and (iii) are collectively referred to as the “Warrant Shares”, together with the Warrants and Pre-Funded Warrants are collectively referred to as the “Securities”) through a Registration Statement on Form F-1 (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date (the “Act”), as to which this opinion is a part, to be filed with the United States Securities and Exchange Commission (the “Commission”).

1	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Resolutions and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

1.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

1.2	All signatures, initials and seals are genuine;

1.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein;

1.4	The A&R Memorandum and Articles (as defined below) remain in full force and effect and are unamended;

1.5	The Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

1.6	Any conditions to which the Resolutions are subject will have been satisfied;

1.7	The authorised shares of the Company as set out in the A&R Memorandum and Articles have not been amended;

1.8	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective Memorandum and Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

1.9	On the date of allotment (where applicable) and issuance of any Securities, the Company is, and after any such allotment and issuance the Company is and will be able to, pay its liabilities as they become due;

1.10	The Company will have sufficient authorised and unissued share capital to effect the issue and allotment of any Ordinary Shares or Warrant Shares of the Company at the time of issuance, whether as a principal issue or on the conversion, exchange, or exercise of any Securities;

1.11	The Orindary Shares and the Warrant Shares to be offered and issued by the Company pursuant to the Registration Statement, the Warrants and Pre-funded Warrants will be issued by the Company against payment in full, which shall be equal to at least the aggregate par value of the Ordinary Shares or Warrant Shares to be issued pursuant thereto, in accordance with Registration Statement and be duly registered in the Company’s register of members;

1.12	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Securities;

1.13	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions herein;

1.14	The validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission;

1.15	The Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Securities pursuant to the Registration Statement; and

1.16	The Offering and the transactions contemplated thereunder comply with the requirements of the applicable rules of the Nasdaq Capital Market.

2	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

2.2	A copy of the Registration Statement as provided and to be filed with the Commission on or about the date of this opinion;

2.3	A copy of the certificate of incorporation issued by the Registrar of Companies in the Cayman Islands on 13 June 2018;

2.4	A copy of the statutory registers of directors and officers, members, mortgages and charges of the Company as maintained at its registered office in the Cayman Islands by Campbells Corporate Services Limited and reviewed on 9 February 2026;

2.5	A copy of the third amended and restated Memorandum and Articles of Association of the Company adopted by the Shareholder Resolutions on 10 July 2025 (the “A&R Memorandum and Articles”);

2.6	Certificate of Good Standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 29 January 2026 (the “Certificate of Good Standing”);

2.7	Copies of the written resolutions of the board of directors of the Company dated 9 February 2026 (the “Resolutions”);

2.8	The records of proceedings of the Company on file with, and available for inspection on 9 February 2026, at the Grand Court of the Cayman Islands;

2.9	A copy of the final draft form of the underwriting agreement in relation to the Offering to be entered into among the Company and the parties therein;

2.10	A copy of the final draft form of the lock-up agreement in relation to the Offering to be entered into among the Company and the parties therein;

2.11	A copy of the final draft form of the Pre-Funded Warrant;

2.12	A copy of the final draft form of the Warrant.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$500,000,000 divided into 5,000,000,000,000,000 ordinary shares of US$0.0000001 par value each.

3.2	The issue and allotment (as applicable) of the Ordinary Shares and Warrant Shares have been duly authorised, and when allotted, issued and paid for as contemplated as described in the Registration Statement, the Pre-Funded Warrants, and the Warrants, the Ordinary Shares and Warrant Shares will be validly and legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.3	The issuance of the Warrants and Pre-funded Warrants has been duly and validly authorised pursuant to the Resolutions.

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

4.1	We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares and Warrant Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares and the Warrant Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Enforcement of Civil Liabilities” and “Legal matters” and elsewhere in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this opinion and an exhibit or otherwise.

Yours faithfully

/s/ Campbells

Campbells

 4